EXHIBIT 10.1



                    DATED AS OF THE 2ND DAY OF JANUARY, 1999









                         PLAYSTAR WYOMING HOLDING CORP.

                                     - AND -

                              CYBERSTATION LIMITED

                                     - AND -

                      JOSEPH ALVES AND ALICIA DA CONCEICAO





                                MASTER AGREEMENT

                                TABLE OF CONTENTS

                                                                          PAGE

                                MASTER AGREEMENT


                  THIS AGREEMENT made as of the 2nd day of January, 1999


AMONG:

                  PLAYSTAR WYOMING HOLDING CORP., a corporation organized and existing under the laws of Antigua

                  ("PlayStar")

                                     - and -


                  CYBERSTATION LIMITED, a corporation organized and existing under the laws of St. Kitts

                  (the "Company")

                                     - and -


                  JOSEPH ALVES and ALICIA DA CONCEICAO, both of the Province of Ontario and being kep person employees of the Company

                  ("Alves" and "Conceicao", respectively)


                  WHEREAS the Company is engaged in the business of developing proprietary software, systems and services used to provide electronic commerce solutions that enable businesses to sell products and services on the Internet;

                  AND WHEREAS the Company is the sole and exclusive owner of all rights, titles and interest (including all patents, copyrights, trademarks, service marks, trade names and trade secret rights) and to all software, documentation, computer programs and the like comprising the intellectual property and technology developed and used in the Business;

                  AND WHEREAS the Company has agreed to grant to PlayStar Sub an exclusive perpetual royalty-free license to use the proprietary software and intellectual property owned by the Company upon the terms set out in the PlayStar License Agreement attached hereto as Exhibit A;

                  NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:



 . Where used herein or in any amendment or supplement hereof, unless the context otherwise requires, the words and phrases with initial capitals set forth below will have the meanings so set forth therein.

                  "AFFILIATE" of any Person means any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person;

                  "AGREEMENT" means this Agreement, including the Exhibits and Schedules to this Agreement as amended or supplemented from time to time; and the expressions "ARTICLE", "SECTION", or "SUBSECTION", "SCHEDULE" and "EXHIBIT" followed by a number or letter means and refers to the specified Article, section, subsection, Schedule or Exhibit of this Agreement;

                  "APPLICABLE LAW" means, with respect to any Person, property, transaction, event or other matter, any law relating or applicable to such Person, property, transaction, event or other matter. Applicable law also includes, where appropriate, any interpretation of the law (or any part) by any Person having jurisdiction over it, or charged with its administration or interpretation;

                  "ASSETS" means all properties, assets, interests and rights of the Company including the following:

                  (a)      the Software and the Intellectual Property;
                  (b)      the Contracts;
                  (c)      the License and Permits; and
                  (d)      the Books and Records;

                  "BOOKS AND RECORDS" means all books, records, files and papers Related to the Business or related to the Company including, without limitation, drawings, engineering information, computer programs (including source code), software programs, manuals and data, sales and advertising materials, sales and purchases correspondence, trade association files, research and development records and other records, and all copies and recordings of the foregoing;

                  "BUSINESS" means the business carried on by the Company at the Closing Date which primarily involves the business of developing proprietary software, systems and services used to provide electronic commerce solutions that enable businesses to sell products and services on the Internet;

                  "BUSINESS DAY" means any day except Saturday, Sunday or any day on which banks are generally not open for business in the City of Toronto;

                  "CANADIAN DOLLARS" means the lawful currency of Canada;

                  "CASINO MODULE" means the software programs and systems (including source codes) developed by the Company for use in marketing and administration of casino gaming on the Internet;

                  "CLAIM" has the meaning ascribed thereto in Section 5.1;

                  "CLOSING" means completion of the transactions provided for in this Agreement;

                  "CLOSING DATE" means February 16, 1999 or such earlier or later date as may be agreed upon in writing by the Parties;

                  "CLOSING TIME" means the time of closing on the Closing Date provided for in Section 9.1; "COMPANY" means Cyberstation Limited;

                  "COMPANY INTELLECTUAL PROPERTY" means all Intellectual Property owned by the Company, excluding the Company Software;

                  "COMPANY SOFTWARE" means all Software, the title to which is owned by the Company including the Software identified in
                  Schedule 4.1(8)(a);

                  "CONFIDENTIAL INFORMATION" has the meaning ascribed thereto in
                  Section 6.3(4);

                  "CONSENTS AND APPROVALS" means all consents and approvals required to be obtained in connection with the execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement other than any consents and approvals required to be obtained by PlayStar in connection with the issuance and listing of the Consideration Shares;

                  "CONSIDERATION SHARES" has the meaning ascribed thereto in
                  Section 3.1;

                  "CYBERSTATION" means Cyberstation Computers & Support Inc., an Ontario Corporation;

                  "CYBERSTATION LICENSE AGREEMENT" means the license agreement to be entered into between the Company, as licensor, and Cyberstation, as licensee, which shall be substantially in the form of Exhibit D;

                  "DESIGNATED TERRITORY" means the countries and geographic territories identified in Schedule 1.1;

                  "DIRECT CLAIM" has the meaning ascribed thereto in Section
                  5.3;

                  "DREAMPLAY" means DreamPlay Research Corporation, an Ontario corporation;

                  "DREAMPLAY OPTION AGREEMENT" means the option agreement to be entered into between the Company, as optionor, and PlayStar Sub, as optionee, which will be substantially in the form of Exhibit B hereto pursuant to which the Company will grant to PlayStar Sub an option to acquire all of the issued and outstanding shares of DreamPlay at a total price of $100 at any time on or before December 31, 2009;

                  "GAAP" means those accounting principles which are recognized as being generally accepted in Canada from time to time, consistently applied;

                  "HARMFUL CODE" means any code or programming instructions that are constructed with the ability to damage, interfere with, or otherwise adversely affect computer programs, data files or hardware without consent or intent of the computer user. This definition includes, but is not limited to, self-replicating and self-propagating programming instructions called viruses or worms;

                  "INDEMNIFIED PARTY" means, in relation to an Indemnifying Party, the Party to this Agreement that may be indemnified by such Indemnifying Party under Article 5;

                  "INDEMNIFYING PARTY" means, in relation to an Indemnified Party, the Party to this Agreement that has agreed to indemnify that Indemnified Party under Article 5;

                  "INTELLECTUAL PROPERTY" means all rights of the Company to and interests in:

                  (a) all business and trade names, designs, logos and service marks Related to the Business, including "Cash Engine", "Mail Engine" "Post Engine", "MP3 Engine" and "Bank Engine";

                  (b) all inventions, patents, patent rights and patent applications (including all reissues, divisions, continuations, continuations-in-part and extensions of any patent or patent application), industrial designs and applications for registration of industrial designs Related to the Business;

                  (c) all copyrights and trade-marks (whether used with wares or services and including the goodwill attaching to such trade-marks), registrations and applications for trade-marks and copyrights (and all future income from such trade-marks and copyrights) Related to the Business;

                  (d) all processes, data, trade secrets, designs, know-how, technologies in development, website domains, domain names and related software, user interfaces, source code, object code, algorithms, architecture, structure, display screens, layouts, development tools, instructions, templates, evaluation software and hardware, formulae and information, manufacturing, engineering and other drawings and manuals, technology, processes, designs, lab journals, note books, data, blueprints, research and development reports, agency agreements, technical information, technical assistance, engineering data, design and engineering specifications, and similar material recording or evidencing expertise or information Related to the Business;

                  (e) all other intellectual and industrial property rights throughout the world Related to the Business;

                  (f) all licences to the Company of the intellectual property listed in items (a) to (e) above;

                  (g) all future income and proceeds from any of the intellectual property listed in items (a) to (e) above and the licences listed in item (f) above; and

                  (h) all rights to damages and profits by reason of the infringement of any of the intellectual property listed in items (a) to (e) above;

                  "INTERIM PERIOD" means the period from the date of this Agreement to the Closing;

                  "LAW" means any law, rule, statute, regulation, order, judgment, decree, treaty or other requirement having the force of law;

                  "LICENSED SOFTWARE" means all Software other than the Company Software;

                  "LICENSES AND PERMITS" means all licenses, permits, filings, authorizations, approvals or indicia of authority necessary for the conduct of the Business;

                  "LIEN" means any lien, mortgage, charge, hypothec, pledge, security interest, prior assignment, option, warrant, lease, sublease, right to possession, encumbrance, claim, right or restriction which affects, by way of a conflicting ownership interest or otherwise, the right, title or interest in or to any particular property;

                  "MANAGEMENT SERVICES AGREEMENT" means the management services agreement to be entered into between PlayStar, as employer, and Cyberstation Limited, a St. Kitts company, as service provider, which shall be substantially in the form of Exhibit C;

                  "NASDAQ" means National Association of Securities Dealers Automated Quotation System;

                  "NET ENGINE" means Net Engine St. Kitts Limited, a St. Kitts corporation of which Alves and Conceicao own at least 50% of the issued shares;

                  "NOTICES" means the notices required to be given to any Person under Applicable Law or pursuant to any contract or other obligation to which the Company is a Party or by which the Company is bound or which is applicable to any of the Assets, in connection with the execution and delivery of this Agreement or the completion of the transactions contemplated by this Agreement;

                  "ORDINARY SHARES OF PLAYSTAR" means ordinary shares, par value US$0.0001, in the capital of PlayStar;

                  "PARTY" means a party to this Agreement and any reference to a party includes its successors and permitted assigns; and "PARTIES" means every Party;

                  "PERSON" is to be broadly interpreted and to include an individual, a corporation, a partnership, a trustee or any unincorporated organization and words importing persons have a similar meaning;

                  "PLAYSTAR LICENSE AGREEMENT" means the license agreement to be entered into between the Company, as licensor, and PlayStar Sub, as licensee, which shall be substantially in the form of Exhibit A hereto;

                  "RELATED TO THE BUSINESS" means, directly or indirectly, used in, arising from, or relating in any manner to the Business;

                  "REPRESENTATIVES" has the meaning ascribed thereto in Section 6.2(4)(b);

                  "SECURITIES ACT", "SEC", and "REGULATION S" have the respective meanings assigned thereto in Section 3.5;

                  "SOFTWARE" means all the Company's rights and interests in all computer software, including without limitation, the computer software shown in Schedule 4.1(8)(a) whether in source code, object code, machine readable or human readable forms, and includes all updates, upgrades, improvements and modifications thereto and all associated documentation and technical information;

                  "TAX" or "TAXES"means all taxes, charges, fees, levies, imposts and other assessments, including all income, sales, use, goods and services, value added, capital, capital gains, net worth, transfer, profits, withholding, payroll, employer health, excise, real property and personal property taxes, and any other taxes, custom duties, fees, assessments or similar charges in the nature of a tax, including Canada Pension Plan and provincial pension plan contributions, unemployment insurance and employment insurance payments and workers compensation premiums, together with any interest, fines and penalties, imposed by any governmental agency (federal, provincial or municipal), and whether or not disputed;

                  "THIRD PARTY CLAIM" has the meaning ascribed thereto in
                  Section 5.3; and

                  "YEAR 2000 COMPLIANT" has the meaning ascribed thereto in
                  Section 4.1(14).

 . The division of this Agreement into Articles and Sections, the insertion of headings and the provision of any table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

 . Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing gender include all genders.

 . If any payment is required to be made or other action is required to be taken pursuant to this Agreement on a day which is not a Business Day, then such payment or action shall be made or taken on the next Business Day.

 .  Except as otherwise expressly provided in this Agreement:

                  (a) unless otherwise specified, all dollar amounts referred to in this Agreement are stated in Canadian Dollars; and

                  (b) any payment contemplated by this Agreement shall be made by cash, certified cheque or any other method that provides immediately available funds.

 . Any reference in this Agreement to any statute or any section thereof shall, unless otherwise expressly stated, be deemed to be a reference to such statute or section as amended, restated or re-enacted from time to time.

 .  The following schedules form part of this Agreement:

                  Schedule 1.1       -    Designated Territories
                  Schedule 4.1(8)(a) -    List of Company Software

 .  The following exhibits form part of this Agreement:

                  Exhibit A          -    Form of PlayStar License Agreement
                  Exhibit B          -    Form of DreamPlay Option Agreement
                  Exhibit C          -    Form of Management Services Agreement
                  Exhibit D          -    Form of Cyberstation License Agreement

 . At the Closing, the Company will grant to PlayStar Sub an option to acquire the Casino Module for a purchase price of $100.00, such option to become effective at such time as the Management Services Agreement is terminated.

 . At the Closing, the Company shall enter into the DreamPlay Option Agreement pursuant to which the Company shall grant to PlayStar Sub an irrevocable option to purchase all of the issued and outstanding shares in the capital of DreamPlay for a total purchase price of $100, at any time on or before December 31, 2009.

 . At the Closing, the Company shall transfer, or cause to be transferred to PlayStar, 50% of the issued and outstanding shares of Net Engine.

 . Subject to the terms and conditions of this Agreement, at the Closing, the Company and PlayStar Sub shall enter into the PlayStar License Agreement which shall be substantially in the form of Exhibit A hereto with PlayStar Sub. Pursuant to the PlayStar License Agreement, the Company will grant to PlayStar Sub an exclusive perpetual royalty-free license to use, in the Designated Territory, all Company Intellectual Property and Company Software now owned or hereafter acquired or developed by the Company in consideration for the issue to the Company at Closing of 5,000,000 Ordinary Shares of PlayStar (the "Consideration Shares"). For the purposes of this Agreement, each Consideration Share shall be valued at US$0.31, being the closing market price of the Ordinary Shares of PlayStar on NASDAQ on December 31, 1998. Concurrent with the execution of the PlayStar License Agreement, the Company shall enter into an exclusive perpetual royalty-free license agreement substantially in the form of Exhibit D hereto which shall provide Cyberstation, or a wholly-owned subsidiary of Cyberstation, with a similar license in respect of all territory not covered by the Designated Territory.

      (1)The Company acknowledges that the Consideration Shares have not been registered with the Securities Exchange Commission (the "SEC") under the UNITED STATES SECURITIES ACT OF 1933, as amended (the "Securities Act"), or the securities laws of any state or foreign country. The Consideration Shares are being issued pursuant to an exemption from registration under Regulation S ("Regulation S") promulgated under the Securities Act. The securities may not be offered, sold or otherwise transferred in the United States or to US Persons (as such term is defined in Regulation S) unless the securities are registered under the Securities Act and applicable state and foreign laws, or such offers sales and transfers are made pursuant to available exemption from the requirements of these laws. In view of the foregoing restrictions, the Company, Alves and Conceicao fully understand and agree that they must bear the economic risk of such Person's acquisition for an indefinite period of time unless the securities are subsequently registered under the Securities Act and under the applicable securities laws of such states or unless an exemption from such registration is available in the opinion of counsel for the holder, which counsel and opinion are reasonably satisfactory to counsel to PlayStar. The Company is acquiring the Consideration Shares for the Company's own account, for investment and not with a view to resale or distribution except in compliance with the Securities Act.

      (2) Neither the Company nor any Affiliate of the Company is a United States Person (as defined in Regulation S);

      (3) The Company is aware that an exemption from the registration requirements of the Securities Act pursuant to Rule 144 promulgated thereunder is not presently available; that PlayStar has no obligation to make available an exemption from the registration requirements pursuant to such Rule 144 or any successor rule for resale of the Consideration Shares; and that even if an exemption under Rule 144 were available, Rule 144 permits only routine sales of securities in limited amounts in accordance with the terms and conditions of such Rule 144.

      (4) In accordance with the foregoing, the Company agrees to the placement of a legend on any certificate or other document evidencing the Consideration Shares, stating that they have not been registered under the Securities Act (and a stop transfer order may be placed with respect thereto).

 . Each of the Company, Alves and Conceicao represents and warrants as follows and acknowledges that PlayStar and PlayStar are relying on such representations and warranties as a material inducement to entering into this Agreement and completing the transactions contemplated by this Agreement:

      (1) INCORPORATION AND POWER. The Company is a corporation incorporated, validly subsisting and in good standing under the laws of St. Kitts and has full power and authority to own its Assets and to carry on the Business as presently conducted by it. The Company is duly qualified to do business and is in good standing in all other jurisdictions where the conduct of its business so requires. No act or proceeding has been taken by or against the Company in connection with the dissolution, liquidation, winding up, bankruptcy or reorganization of the Company.

      (2) DUE AUTHORIZATION. The Company has the corporate power, authority and capacity to enter into this Agreement and all other agreements and instruments to be executed by it as contemplated by this Agreement and to carry out its obligations under this Agreement and such other agreements and instruments. The execution and delivery of this Agreement and such other agreements and instruments and the completion of the transactions contemplated by this Agreement and such other agreements and instruments have been duly authorized by all necessary corporate action on the part of the Company, its directors and its shareholders.

      (3) ENFORCEABILITY OF OBLIGATIONS. This Agreement constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms subject, however, to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of the rights of creditors or others and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought. The Company is not an insolvent Person within the meaning of the BANKRUPTCY AND INSOLVENCY ACT (Canada) and will not become an insolvent Person as a result of the Closing.

      (4) ABSENCE OF CONFLICTING AGREEMENTS. The execution, delivery and performance of this Agreement by the Company and the completion (with any required Consents and Approvals and Notices) of the transactions contemplated by this Agreement do not and will not result in or constitute any of the following:

                  (a) a default, breach or violation or an event that, with notice or lapse of time or both, would be a default, breach or violation of any of the terms, conditions or provisions of the articles or by-laws of the Company or of any Contract or any of the Licenses and Permits;

                  (b) an event which, pursuant to the terms of any Contract or any of the Licenses and Permits, causes any right or interest of the Company to come to an end or be amended in any way that is detrimental to the Business or entitles any other Person to terminate or amend any such right or interest;

                  (c)      the creation or imposition of any Lien on any Asset;
                           or

                  (d) the violation of any Applicable Law applicable to or affecting the Company which is Related to the Business.

      (5) CORPORATE RECORDS. The minute books of each of the Company contain true, correct and complete copies of its articles, its by-laws, the minutes of every meeting of its board of directors and every committee thereof and of its shareholders and every written resolution of its directors and shareholders.

      (6) BANKRUPTCY. The Company is not an insolvent person within the meaning of the BANKRUPTCY AND INSOLVENCY ACT (Canada) nor has made an assignment in favour of its creditors nor a proposal in bankruptcy to its creditors or any class thereof nor had any petition for a receiving order presented in respect of it. The Company has not initiated proceedings with respect to a compromise or arrangement with its creditors or for its winding up, liquidation or dissolution. No receiver has been appointed in respect of the Company or any of the Assets and no execution or distress has been levied upon any of the Assets.

      (7) TITLE TO ASSETS. The Company have good and marketable title to all the Assets, free and clear of any and all Liens. The Assets are sufficient to permit the continued operation of the Business in substantially the same manner as conducted in the year ended on the date of this Agreement. There is no agreement, option or other right or privilege outstanding in favour of any Person for the purchase from the Company of the Business or of any of the Assets out of the ordinary course of business.

      (8) SOFTWARE

                  (a) Schedule 4.1(8)(a) lists all Company Software. The Company is the exclusive owner of all right, title and interest in and to the Company Software, and the Company has the right to use, execute, reproduce, display, advertise, modify, prepare or have prepared derivative works based upon, and has the right to distribute, exploit, sell, transfer, license, or lease, including the right to transfer and assign to PlayStar free and clear of any Liens, all versions and releases of the Company Software. The Company is in possession of (i) the source code and object code for all Company Software; and (ii) all other documentation and know-how required for the effective use of the Company Software.

                  (b) No person other than the Company has any right or interest of any kind or nature in or with respect to the Company Software or any portion thereof including any right to sell, license, lease, transfer, distribute use or otherwise exploit the Company Software or any portion thereof. There has been no disclosure of the Company Software other than through the licensing of object code versions of the Company Software.

                  (c) The Company is in possession of all documentation, technical specifications and know-how required to permit the Company to understand, operate, maintain and support the Company Software and use the Company Software as currently used in the Business or as offered or represented to the Company's customers or potential customers.

                  (d) To the knowledge of the Company, the Company Software is free from material programming errors and defects of workmanship and materials when maintained and operated in accordance with the Company's documentation and user guides.

                  (e) All Software sold by the Company has contained appropriate proprietary legends and copyright notices displayed in or on such Software. In no instance has the eligibility of the Company Software for protection under applicable copyright law been forfeited to the public domain by omission of any required notice or any other action.

                  (f) No saleable version of the Software contains any disabling mechanism or protection feature designed to prevent its use. The Software contains no Harmful Code.

      (9)         INTELLECTUAL PROPERTY

                  (a) The Company is the sole registered and beneficial owner of the Company Intellectual Property and has the right to use and assign the use of the Company Intellectual Property and to transfer the Company Intellectual Property to PlayStar.

                  (b) The Company is the only owner of the Company Intellectual Property and is entitled to the exclusive and uninterrupted use of such Company Intellectual Property without payment of any royalty or other fees and has the right to bring actions for infringement of the Company Intellectual Property. No past or present shareholder, officer, director or employee of the Company or any third party has any right, title or interest in any of the Company Intellectual Property or Company Software, and all such Persons have waived their moral rights in any copyright works within the Company Intellectual Property and the Company Software.

                  (c) There are no outstanding rights, or licences or permissions granted by the Company to any Person or entity to use, sell, license, lease, transfer or otherwise exploit the Intellectual Property.

                  (d) There are no outstanding rights, licenses or permissions granted to the Company by any other Person to use any part of the Intellectual Property owned by other Persons.

                  (e) The Company has the right to use all of the Intellectual Property. The Company represents and warrants that it has no knowledge that the Company's use of such trademarks infringes the rights of any other Person.

                  (f) No Person has challenged the validity of the Company Intellectual Property or the Company's rights to, title to or interest in any of the Intellectual Property.

                  (g) Neither the use of the Intellectual Property nor the conduct of the Business has infringed or currently infringes upon the industrial or intellectual property rights of any other Person.

                  (h) No other Person has infringed the Company's rights to the Intellectual Property, and the Company has diligently protected its legal and moral rights to the exclusive use of the Intellectual Property, including Intellectual Property relating to the Software.

                  (i) There is no governmental prohibition or restriction on the use of the Intellectual Property.

                  (j) All employees of the Company (whether or not employed in connection with the Business) have agreed to maintain the confidentiality of confidential Intellectual Property.

      (10) YEAR 2000 COMPLIANCE. The Company Software is Year 2000 Compliant. "Year 2000 Compliant" means that the Data Processing System, the Software, and the data and files comprised within the Assets, including the Books and Records, will operate and interface, both internally and externally, without error, interruption, inconsistency, generation of incorrect values or invalid results, malfunction or inaccuracy with respect to time, dates, years, centuries or leap years, including without limitation correctly and unambiguously (i) using, recognizing, calculating, comparing, manipulating, managing, inputting, outputting, transferring, communicating, storing, retrieving, sorting, sequencing, displaying, referencing and indicating time, dates, years, centuries (including without limitation single century and multi-century formulas) and leap years, prior to, during and beyond the year 2000; (ii) performing calculations to accommodate same century and multi-century formulas and calendar date values; (iii) performing leap year calendar date references and other calculations involving leap years; and, (iv) providing calendar date data interface functionality reflecting the century. Any disclaimer or limitation of liability by the Company, whether set out in this Agreement or otherwise, shall not apply to this representation and warranty.

      (11) LITIGATION. There is no action, suit, proceeding, claim, application, complaint or investigation in any court or before any arbitrator or by any regulatory body or governmental or non-governmental body pending or threatened by or against the Company Related to the Business or affecting the the Business or the transactions contemplated by this Agreement, and there is no factual or legal basis which could give rise to any such action, suit, proceeding, claim, application, complaint or investigation. There are no judgments, orders, decrees or awards before any court, department, commission, board, instrumentality or arbitrator which affects the Assets or the Business.

      (12) CONFLICTS OF INTEREST. No shareholder, director, officer or employee of the Company or any affiliate of any of the foregoing: (a) has any pecuniary interest in any supplier or customer of the Business or in any other business with which the Company conducts business or with which the Company is in competition; (b) has any interest in the Assets; or (c) has any contractual or other claim, express or implied, of any kind whatsoever against the Company in connection with the Business or Assets.

      (13) RELATED ASSETS. Neither the Company, nor Alves, nor Conceicao owns or has any interest in any software, systems, services or other intellectual or industrial property rights or shares of or interest in any Person involved in the development, sale or other use of such software, systems, services or other intellectual or industrial property rights.

      (14) LICENSES AND PERMITS. To the knowledge of the Company, there are no Licenses and Permits that are required to enable the Company to carry on the Business.

      (15) CONSENTS AND APPROVALS. No Consent or Approval of any Person is required in connection with the execution and delivery of this Agreement and the completion of the transaction contemplated by this Agreement.

      (16) NOTICES. No Notice is required to be delivered to any Person in connection with the execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement.

      (17) COMPLIANCE WITH LAWS. The Business has been operated, and the Assets used, in compliance with all requirements of applicable federal, provincial and municipal law, and all requirements of all governmental bodies or agencies having jurisdiction over it. The Company has not received any notice from any federal, provincial or municipal authority or any insurance or inspection body, that any of the properties, facilities, equipment or business procedures or practices of the Business fails to comply with any applicable law, ordinance, regulation, building or zoning law, or requirement of any public authority or body wherever located. There are no regulations or legislation pending before any federal, provincial or municipal governmental body or legislature which, if adopted, would have a materially adverse effect on the Business or the Assets.

      (18) BROKERAGE FEES. The Company has not entered into any agreement which would entitle any Person to any valid claim against PlayStar or PlayStar for a broker's commission, finder's fee or any like payment in respect of the transactions contemplated by this Agreement.

      (19) FULL DISCLOSURE. Neither this Agreement, including all Exhibits and Schedules, nor any other documents or instruments delivered by the Company to PlayStar in connection with this Agreement and the transactions contemplated by this Agreement, contains or will contain any untrue statement of any material fact or omits or will omit to state any material fact required to be stated to make such statement, document or instrument not misleading. There has been no event, transaction or information which has come to the attention of the Company that has not been disclosed to PlayStar in writing which could reasonably, be expected to have a material adverse effect on the ongoing operation by a reasonable and prudent operator of the Business or any material part thereof, except for matters which affect businesses similar to do the Business generally.

 . PlayStar hereby represents and warrants to the Company as follows and acknowledges that the Company is relying on such representations and warranties in connection with the transactions provided for herein:

      (1)INCORPORATION AND POWER. PlayStar is a corporation incorporated, validly subsisting and in good standing under the laws of Antigua and has full power and authority to own its properties and to carry on the business as presently conducted by it.

      (2)DUE AUTHORIZATION. PlayStar has the corporate power, authority and capacity to enter into this Agreement and all other agreements and instruments to be executed by it as contemplated by this Agreement and to carry out its obligations under this Agreement and such other agreements and instruments. The execution and delivery of this Agreement and such other agreements and instruments and the completion of the transactions contemplated by this Agreement and such other agreements and instruments have been duly authorized by all necessary corporate action on the part of PlayStar.

      (3)ENFORCEABILITY OF OBLIGATIONS. This Agreement constitutes a valid and binding obligation of PlayStar enforceable against PlayStar in accordance with its terms subject, however, to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of the rights of creditors or others and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought. PlayStar is not an insolvent Person within the meaning of the BANKRUPTCY AND INSOLVENCY ACT (Canada) and will not become an insolvent Person as a result of the Closing.

      (4)ABSENCE OF CONFLICTING AGREEMENTS. The execution, delivery and performance of this Agreement by PlayStar and the completion (with any required

Consents and Approvals and Notices) of the transactions contemplated by this Agreement do not and will not result in or constitute any of the following:

                  (a) a default, breach or violation or an event that, with notice or lapse of time or both, would be a default, breach or violation of any of the terms, conditions or provisions of the articles or by-laws of PlayStar or of any Contract to which PlayStar is a party or bound or by which PlayStar or any of its assets or its properties is bound or affected; or

                  (b) the violation of any Applicable Law applicable to or affecting PlayStar or any of its assets or its properties.

      (5)CONSENTS AND APPROVALS. Except for certain notifications and filings with applicable regulatory authorities, there is no requirement for PlayStar or PlayStar to make any filing with, give any notice to or obtain any licence, permit, certificate, registration, authorization, consent or approval of, any government or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement.

      (6)LITIGATION. PlayStar is not a party to or, to PlayStar's best knowledge, threatened with, any suit, action, arbitration or other legal or administrative proceeding which would adversely affect PlayStar's obligations under this Agreement.

      (7)FULL DISCLOSURE. Neither this Agreement, including all Exhibits and Schedules, nor any other documents or instruments delivered by PlayStar to the Company in connection with this Agreement and the transactions contemplated by this Agreement, contains or will contain any untrue statements of any material fact or omits or will omit to state any material fact required to be stated to make such statement, document or instrument not misleading.

      (1)The representations and warranties of the Company contained in Section
4.1 or any other agreement, certificate or instrument delivered pursuant to this Agreement shall survive the Closing for a period of two years from the Closing Date, and notwithstanding the Closing and any inspection or inquiries made by or on behalf of PlayStar, shall continue in full force and effect for the benefit of PlayStar, after which time the Company shall be released from all obligations in respect of such representations and warranties except with respect to any Claims asserted by PlayStar in writing (setting out in reasonable detail the nature of the Claim and approximate amount of such Claim) before the expiration of such period.

      (2)The representations and warranties of PlayStar contained in Section 4.2 or any other agreement, certificate or instrument delivered pursuant to this Agreement shall survive the Closing for a period of two years from the Closing Date, and notwithstanding the Closing, shall continue in full force and effect for the benefit of the Company, after which time PlayStar shall be released from all obligations in respect of such representations and warranties except with respect to any Claims asserted by the Company in writing (setting out in reasonable detail the nature of the Claim and the appropriate amount thereof) before the expiration of such period.

 . Each of the Company, Alves and Conceicao agrees to indemnify and save harmless PlayStar and PlayStar from all losses, claims, damages, liabilities, deficiencies, costs and expenses (a "Claim") which may be made or brought against an Indemnified Party or which it may suffer or incur directly or indirectly as a result of or arising out of:

                  (a) any incorrectness in or breach of any representation or warranty of the Company contained in this Agreement or in any agreement, instrument, certificate or other document delivered pursuant to this Agreement; and

                  (b) any breach or non-performance of any covenant or agreement on the part of the Company under this Agreement or in any agreement, instrument, certificate or other document delivered pursuant to this Agreement.

 . PlayStar agrees to indemnify and save harmless the Company in respect of any Claim which may be made or brought against an Indemnified Party or which it may suffer or incur directly or indirectly as a result of or arising out of:

                  (a) any incorrectness in or breach of any representation or warranty of PlayStar contained in this Agreement or in any agreement, instrument, certificate or other document delivered pursuant to this Agreement;

                  (b) any breach or non-performance of any covenant or agreement on the part of PlayStar under this Agreement or in any agreement, instrument, certificate or other document delivered pursuant to this Agreement.

 . If and Indemnified Party becomes aware of a Claim in respect of which indemnification is provided pursuant to either of Section 5.1 or 5.2, as the case may be the Indemnified Party shall promptly give written notice thereof to the Indemnifying Party. Such notice shall specify whether the claim arises as a result of a claim by a third Person against the Indemnified Party (a "Third Party Claim") or whether the Claim does not so arise (a "Direct Claim"), and shall also specify with reasonable particularity (to the extent that the information is available)

                  (a)      the factual basis for the Claim; and
                  (b)      the amount of the Claim, if known.

If, through the fault of the Indemnified Party, the Indemnifying Party does not receive notice of any Claim in time effectively to contest the determination of any liability susceptible of being contested, then the Liability of the Indemnifying Party to the Indemnified Party under this Article shall be reduced by the amount of any losses incurred by the Indemnifying Party resulting from the Indemnified Party's failure to give such notice on a timely basis.

 . In the case of a Direct Claim, the Indemnifying Party shall have 60 days following receipt of notice of the Claim to make such investigation of the Claim as is considered necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Claim, together with all such other information as the Indemnifying Party may reasonably request. If both parties agree at or prior to the expiration of such 60-day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the claim, failing which the matter shall be determined by a court of competent jurisdiction.

 . In the case of a Third Party Claim, the Indemnifying Party shall have the right, at its expense, to participate in or assume control of the negotiation, settlement or defence of the Claim. If the Indemnifying Party elects to assume such control, the Indemnifying Party shall reimburse the Indemnified Party for all of the Indemnified Party's out-of-pocket expenses incurred as a result of such participation or assumption. The Indemnified Party shall have the right to participate in the negotiation, settlement or defence of such Third Party Claim and to retain counsel to act on its behalf, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless the Indemnifying Party consents to the retention of such counsel at its expense or unless the named parties to any action or proceeding include both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to the actual or potential differing interests between them (such as the availability of different defences). The Indemnified Party shall cooperate with the Indemnifying Party so as to permit the Indemnifying Party to conduct such negotiation, settlement and defence and for this purpose shall preserve all relevant documents in relation to the Third Party Claim, allow the Indemnifying Party access on reasonable notice to inspect and take copies of all such documents and require its personnel to provide such statements as the Indemnifying Party may reasonably require and to attend and give evidence at any trial or hearing in respect of the Third Party Claim. If, having elected to assume control of the negotiation, settlement or defence of the Third Party Claim, the Indemnifying Party thereafter fails to conduct such negotiation, settlement or defence with reasonable diligence, then the Indemnified Party shall be entitled to assume such control and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim. If any Third Party Claim is of a nature such that (i) the Indemnified Party is required by Applicable Law or the order of any court, tribunal or regulatory body having jurisdiction, or (ii) it is necessary in the reasonable view of the Indemnified Party acting in good faith and in a manner consistent with reasonable commercial practices, in respect of (A) a Third Party Claim by a customer relating to products or services supplied by the Business or
(B) a Third Party Claim relating to any Contract which is necessary to the ongoing operations of the Business or any material part thereof in order to avoid material damage to the relationship between the Indemnified Party and any of its major customers or to preserve the rights of the Indemnified Party under such an essential contract, to make a payment to any person (a "Third Party") with respect to the Third Party Claim before the completion of settlement negotiations or related legal proceedings, as the case may be, then the Indemnified Party may make such payment and the Indemnifying Party shall, promptly after demand by the Indemnified Party, reimburse the Indemnified Party for such payment. If the amount of any liability of the Indemnified Party under the Third Party Claim in respect of which such a payment was made, as finally determined, is less than the amount which was paid by the Indemnifying Party to the Indemnified Party, the Indemnified Party shall, promptly after receipt of the difference from the Third Party, pay the amount of such difference to the Indemnifying Party. If such a payment, by resulting in settlement of the Third Party Claim, precludes a final determination of the merits of the Third Party Claim and the Indemnified Party and the Indemnifying Party are unable to agree whether such payment was unreasonable in the circumstances having regard to the amount and merits of the Third Party Claim, then such dispute shall be referred to and finally settled by binding arbitration from which there shall be no appeal.

 . If the Indemnifying Party fails to assume control of the defence of any Third Party Claim, the Indemnified Party shall have the exclusive right to contest, settle or pay the amount claimed. Whether or not the Indemnifying Party assumes control of the negotiation, settlement or defence of any Third Party Claim, the Indemnifying Party shall not settle any Third Party Claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however, that the liability of the Indemnifying Party shall be limited to the proposed settlement amount if any such consent is not obtained for any reason within a reasonable time after the request therefor.

 . PlayStar shall be entitled to set-off the amount of any Claim submitted under
Section 5.1 as damages or by way of indemnification against any other amounts payable by PlayStar to the Company whether under this Agreement or otherwise.

 . The Company shall give to PlayStar and its agents access to the Company and all of the Company's documents (including without limitation all contracts), books and records relating to the current and past operations of the Business, and shall permit PlayStar and its agents to make copies thereof, and the Company shall permit PlayStar to interview the Company's employees during reasonable business hours and upon reasonable prior notice.

      (1)Each Party shall (and shall cause each of its Representatives (as defined below) to) hold in strictest confidence and not use in any manner, other than as expressly contemplated by this Agreement, any Confidential Information (as defined below) of the other Party.

      (2)Section 6.2(1) shall not apply to the disclosure of any Confidential Information where such disclosure is required by Applicable Law. In that case, the Party required to disclose (or whose Representative is required to disclose) shall, as soon as possible in the circumstances, notify the other Party of the requirement. Upon receiving such notification, the other Party may take any reasonable action to challenge the requirement, and the affected Party shall (or shall cause the applicable Representative to), at the expense of the other Party, assist the other Party in taking such reasonable action.

      (3)Following the termination of this Agreement in accordance with the provisions of either of Sections 8.2 or 8.4, each Party shall (and shall cause each of its Representatives to) promptly, upon a request from the other Party, return to the requesting Party all copies of any tangible items (other than this Agreement), if any, which are or which contain Confidential Information of the requesting Party; provided that if the Party so obligated to return Confidential Information or its Representatives have prepared summaries or analyses containing or concerning any Confidential Information, then such Party may, instead of returning the summaries or analyses, destroy them and provide a certificate to that effect to the requesting Party.

      (4)For the purposes of this Section 6.2:

                  (a) "CONFIDENTIAL INFORMATION" of a Party at any time means all information relating to such Party's business (including business plans, way of doing business, business results and prospects and customer lists) which,

                           (i) at the time is of a confidential nature (whether or not specifically identified as confidential) and is known or should be known by the other Party or its Representatives as being confidential, and

                           (ii) has been or is from time to time made known to or is otherwise learned by the other Party or any of its Representatives as a result of the matters provided for in this Agreement, including the following information:

                           (iii)    the terms of this Agreement;

                           (iv)     a Party's proprietary software; and

                           (v)      a Party's business records,

                           but not including any information that at such time:

                           (vi) has become generally available to the public other than as a result of a disclosure by the other Party or any of its Representatives;

                           (vii) was available to the other Party or its Representatives on a non-confidential basis before the date of this Agreement; or

                           (viii) becomes available to the other Party or its Representatives on a non-confidential basis from a Person other than the first-mentioned Party or any of its Representatives who is not, to the knowledge of such other Party or its Representatives, otherwise bound by confidentiality obligations to such first-mentioned Party in respect of such information or otherwise prohibited from transmitting the information to the other Party or its Representatives; and

                  (b) "REPRESENTATIVES" with respect to any party means its Affiliates and its and their respective directors, officers, employees, agents and other representatives and advisers.

 .  During the Interim Period, the Company shall, and shall cause the Company to:

                  (a) not do any act or omit to do any act which would cause a breach of representation, warranty, covenant or agreement contained in this Agreement;

                  (b)      maintain and keep the Assets in good repair; and

                  (c) notify PlayStar immediately of any breach of any representation or covenant in this Agreement.

 . During the Interim Period, the Company shall not and shall cause the Company's shareholders not to, take any action, directly or indirectly, to encourage, initiate or engage in discussions or negotiations with, or provide any information to any Person, other than PlayStar and its agents, concerning any sale, transfer, assignment, license, merger or similar transaction involving the Company, its shares, the Company or the Assets. The Company shall notify
PlayStar promptly if any such discussions or negotiations are sought or if any proposal for a sale, transfer, assignment, license, merger or similar transaction is received or being considered.

 . The Company shall use its best efforts to obtain all Consents and Approvals before the Closing Date at the Company's own expense.

 . The Company shall update on or before the Closing, by amendment or supplement, any of the information disclosure schedules referred to in this Agreement and any other disclosure in writing from the Company to PlayStar as soon as reasonably possible after new or conflicting information comes to the attention of the Company. PlayStar shall not be obligated to accept any such amendment or supplement and receipt of any such amendment or supplement shall not be deemed to be a waiver or release by PlayStar of any provision of this Agreement.

 . At the Closing, PlayStar Sub will enter into the Management Services Agreement with Cyberstation Limited, a St. Kitts company which shall be substantially in the form of Exhibit C.

 . Each Party shall promptly do execute, deliver, or cause to be done, executed or delivered all further acts, documents and things in connection with this Agreement that the other Party may reasonably require for the purpose of giving effect to this Agreement.

 . PlayStar agrees to use reasonable efforts to ensure that the Consideration Shares will be registered under the Securities Act as soon as reasonably practicable following the Closing.

 . The obligations of PlayStar to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any or all of which PlayStar may waive in its sole discretion:

      (1) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company, Alves and Conceicao in Section 4.1 shall be true and correct as if made on and as of the Closing.

      (2) PERFORMANCE OF AGREEMENTS. The Company shall have performed and complied with all of their covenants and agreements contained in this Agreement which are required to be performed or complied with on or prior to the Closing.

      (3) DUE DILIGENCE INVESTIGATIONS. PlayStar shall have conducted and completed its investigation of the Company, the Business, the Assets and PlayStar, in its sole discretion, shall have been satisfied in all respects with the results of such investigation and, in its sole discretion, shall have determined to proceed with the transactions contemplated by this Agreement.

      (4) GOOD TITLE. PlayStar shall be satisfied that the Company is the owner with good and marketable title to the Company Intellectual Property and the Company Software, in each case, free and clear of any and all Liens.

      (5) NO LITIGATION.  There shall be no litigation or proceedings:

                  (a) pending or threatened against any of the parties hereto or against any of their respective Affiliates or any of their respective directors or officers, or involving the assets or properties of any of them, for the purpose of enjoining, preventing or restraining the completion of the transactions contemplated hereby or otherwise claiming that such completion is improper; or

                  (b) pending or threatened against any of the Parties or against any of their respective Affiliates or any of their respective directors or officers which in the judgment of PlayStar, would make the completion of the transactions contemplated by this Agreement inadvisable.

      (6) REGULATORY APPROVAL. All regulatory approvals required for the issue of the Consideration Shares shall have been received.

      (7) LICENSE AGREEMENTS. The Company shall have executed and delivered the PlayStar License Agreement and the Cyberstation License Agreement substantially in the form of Exhibit A and Exhibit D, respectively.

      (8) MANAGEMENT SERVICES AGREEMENT. Cyberstation Limited shall have executed and delivered the Management Services Agreement substantially in the form of Exhibit C.

      (9) DREAMPLAY OPTION AGREEMENT. The Company shall have executed and delivered the DreamPlay Option Agreement substantially in the form of Exhibit B hereto.

      (10) NET ENGINE. PlayStar Sub shall have received a transfer of 50% of the issued and outstanding shares in the capital of Net Engine;

      (11) CASINO MODULE. PlayStar Sub will have received an option in form reasonably satisfactory to PlayStar in respect of the purchase of the Casino Module as provided in Section 3.2.

      (12) OPINIONS OF COUNSEL. The Company shall have delivered to PlayStar a favourable opinions of counsel to the Company which shall be in a form reasonably acceptable to PlayStar.

      (13) NO ACTIONS, ETC. No action, suit, proceeding or investigation by or before any court, administrative agency or other governmental authority shall have been instituted or threatened, the effect of which would restrain, prohibit or invalidate the transactions contemplated by this Agreement.

      (14) CONSENTS AND APPROVALS. All Consents and Approvals have been obtained.

      (15) CERTIFICATE AS TO REPRESENTATIONS AND WARRANTIES. Each of the Company, Alves and Conceicao shall have executed and delivered to PlayStar a certificate confirming the accuracy of all of the representations and warranties of the Company, Alves and Conceicao contained in this Agreement.

      (16) DELIVERIES. All documents required to be delivered by the Company at or prior to the Closing Date shall have been delivered to PlayStar at Closing.

 . If any condition in Section 8.1 has not been fulfilled at or before the Closing, then PlayStar in its sole discretion may, without limiting any rights or remedies available to PlayStar or PlayStar at law or in equity, either:

                  (a) terminate this Agreement by Notice to the Company, in which event PlayStar and PlayStar shall be released from its obligations under this Agreement to cause PlayStar Sub to enter into the PlayStar License Agreement; or

                  (b) waive compliance with any such condition without prejudice to its right of termination in the event of non-fulfilment of any other condition.

 . The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any or all of which the Company may waive in its sole discretion:

      (1) REPRESENTATIONS AND WARRANTIES. The representations and warranties of PlayStar set forth in Section 4.2 shall be true and correct as if made on and as of the Closing.

      (2) PERFORMANCE OF AGREEMENTS. PlayStar shall have performed and complied with all of its covenants and agreements contained in this Agreement which are required to be performed or complied with on or prior to the Closing.

      (3) NO LITIGATION.  There shall be no litigation or proceedings:

                  (a) pending or threatened against any of the parties hereto or against any of their respective Affiliates or any of their respective directors or officers, or involving the assets or properties of any of them, for the purpose of enjoining, preventing or restraining the completion of the transactions contemplated hereby or otherwise claiming that such completion is improper; or

                  (b) pending or threatened against any of the Parties or against any of their respective Affiliates or any of their respective directors or officers which in the judgment of the Company, would make the completion of the transactions contemplated by this Agreement inadvisable.

      (4) NO ACTIONS, ETC. No action, suit, proceeding or investigation by or before any court, administrative agency or other governmental authority shall have been instituted or threatened, the effect of which would restrain, prohibit or invalidate the transactions contemplated by this Agreement.

      (5) PLAYSTAR LICENSE AGREEMENT. PlayStar Sub shall have executed and delivered the PlayStar License Agreement substantially in the form of Exhibit A.

      (6) MANAGEMENT SERVICES AGREEMENT. PlayStar Sub shall have executed and delivered the Management Services Agreement substantially in the form of Exhibit C.

      (7) DIRECTOR. Alves, or his nominee, shall have been appointed a director and Chief Executive Officer of PlayStar Sub.

      (8) DELIVERIES. All documents required to be delivered by PlayStar and PlayStar at or prior to Closing shall have been delivered to the Company at Closing.

      (9) REGULATORY APPROVAL. All regulatory approvals required for the issue of the Consideration Shares shall have been received.

      (10) OPINIONS OF COUNSEL. PlayStar shall have delivered to the Company favourable opinions of counsel to PlayStar and PlayStar Sub which will be in a form reasonably acceptable to the Company.

 . If any condition in Section 8.3 shall not have been fulfilled at or before the Closing, then the Company in its sole discretion may, without limiting any rights or remedies available to the Company at law or in equity, either:

                  (a) terminate this Agreement by Notice to PlayStar in which event the Company shall be released from all obligations under this Agreement; or

                  (b) waive compliance with any such condition without prejudice to its right of termination in the event of non-fulfilment of any other condition.

 . The transactions provided for by this agreement shall be consummated (the "Closing") at 10:00 a.m. (Toronto time) on the Closing Date, at the offices of Blake, Cassels & Graydon, Toronto, Ontario, or at such other place and time as The Company and PlayStar shall mutually agree.

 .  At the Closing, the Company shall deliver, or cause to be delivered, to
PlayStar:

                  (a) a certified resolution of the directors of the Company approving this Agreement;

                  (b) a certificate signed by the President of the Company, Alves and Conceicao dated the Closing Date, confirming: (i) the truth and accuracy of all of the representations and warranties of the Company contained in this Agreement as of Closing Date and as of all times between the date hereof and the Closing Date; (ii) all agreements and covenants of the Company required to have been complied with have been complied with; and (iii) that all necessary corporate action has been taken by the Company to authorize the consummation of the transactions contemplated by this Agreement;

                  (c) a certificate signed by the Secretary or other officer of the Company, dated the Closing Date, attaching the constating documents of the Company, the corporate resolutions of the Company authorizing the execution, delivery and performance by the Company of this Agreement and the certificate of status of the Company;

                  (d)      all Consents and Approvals;

                  (e) the PlayStar License Agreement duly executed by the Company;

                  (f) the Cyberstation License Agreement executed by Cyberstation and the Company;

                  (g) certificates representing 50% of the issued shares of Net Engine endorsed in blank for transfer;

                  (h) the Management Services Agreement duly executed by Cyberstation Limited;

                  (i)      the DreamPlay Option Agreement signed by the Company;

                  (j) an option duly executed by the Company in favour of PlayStar Sub to purchase the Casino Module as provided in Section 2.1;

                  (k) opinion of counsel to the Company, dated the Closing Date, in form and content reasonably acceptable to PlayStar; and

                  (l) all such other assurances, transfers, assignments, consents, and such other agreements, documents and instruments as may be reasonably required by PlayStar to complete the transactions provided for in this Agreement.

At the Closing, PlayStar shall deliver or cause to be delivered to The Company:

                  (a) share certificates for the Consideration Shares duly issued and registered in the name of The Company or its nominee;

                  (b) a certified resolution of the sole director of PlayStar approving this Agreement and the issue of the Consideration Shares to the Company pursuant to the terms hereof;

                  (c) certificates signed by the President of PlayStar and by the President of PlayStar, dated the Closing Date, confirming: (i) the truth and accuracy of all of the representations and warranties of PlayStar contained in this Agreement as of the Closing Date and as of all times between the date hereof and the Closing Date; (ii) that all agreements and covenants of PlayStar required to have been complied with have been complied with; and (iii) that all necessary corporate action by PlayStar and PlayStar has been taken to authorize the consummation of the transactions contemplated by the Agreement;

                  (d) certificates signed by the Secretary or other officer of PlayStar and of PlayStar Sub, dated the Closing Date, attaching the respective constating documents of PlayStar and PlayStar, the respective corporate resolutions of PlayStar and PlayStar authorizing the execution, delivery and performance by PlayStar and PlayStar of this Agreement and certificates of status of PlayStar and of PlayStar;

                  (e) the PlayStar License Agreement duly executed by PlayStar Sub;

                  (f)      the Shareholders Agreement duly executed by PlayStar;

                  (g) the Management Services Agreement duly executed by PlayStar Sub; and

                  (h) opinions of counsel to PlayStar and PlayStar Sub, dated the Closing Date, in form and content reasonably acceptable to The Company.

 . Each Party shall be responsible for its own legal and other expenses (including any taxes imposed on such expenses) incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement and for the payment of any broker's commission, finder's fee or like payment payable by it in respect of the transactions contemplated by this Agreement.

 . Except to the extent otherwise required by law or with the prior consent of the other Party, neither Party shall make any public announcement regarding this Agreement or the transactions contemplated by this Agreement.

      (1) All notices and other communications hereunder shall be in writing and shall be sent by certified mail, postage prepaid, return receipt requested; by an overnight express courier services that provides written confirmation of delivery; or by facsimile with confirmation, addressed as follows:

         IF TO PLAYSTAR:

         PlayStar Wyoming Holding Corp.
         The Dollar Building
         Nevis Street, Top Floor
         St. John's, Antigua
         WI

         Fax:              (268) 562-0076
         Attention:        William F.E. Tucker

         With a copy (which shall not constitute notice) to:

         Blake, Cassels & Graydon
         Box 25
         Commerce Court West
         Toronto, Ontario
         M5L 1A9

         Fax:                (416) 863-2653
         Attention:          R. A. Bondy

                  IF TO ALVES OR CONCEICAO, ADDRESSED TO ALVES AND/OR CONCEICAO, AS THE CASE MAY BE:

         Cyberstation Computers & Support Inc.
         121 Richmond Street West
         Suite 1104
         Toronto, Ontario
         M5H 2G4

         Attention:        Joseph Alves
         Fax:              (416) 860-9380

         With a copy (which shall not constitute notice) to:

         Sereda & Sereda
         1 First Canadian Place
         100 King Street West
         P.O. Box 160, Suite 700
         Toronto, Ontario
         M5X 1C7

         Attention:        Joe Sereda
         Fax:              (416) 203-0606

                  IF TO THE COMPANY:

         Cyberstation Limited
         6 Horizons Villas
         Fort Tyson
         Frigate Bay
         St. Kitts, WI

         Attention:        The President
         Fax:              (869) 466-7668

         With a copy (which shall not constitute notice) to:

         Sereda & Sereda
         1 First Canadian Place
         100 King Street West
         P.O. Box 160, Suite 700
         Toronto, Ontario  M5X 1C7

         Attention:        Joe Sereda
         Fax:              (416) 203-0606

      (2) Any such communication so given or made shall be deemed to have been given or made and to have been received on the day of delivery if delivered, or on the day of faxing or sending by other means of recorded electronic communication, provided that such day in either event is a Business Day and the communication is so delivered, faxed or sent before 4:30 p.m. on such day. Otherwise, such communication shall be deemed to have been given and made and to have been received on the next following Business Day. Any such communication sent by mail shall be deemed to have been given and made and to have been received on the fifth Business Day following the mailing thereof; provided however that no such communication shall be mailed during any actual or apprehended disruption of postal services. Any such communication given or made in any other manner shall be deemed to have been given or made and to have been received only upon actual receipt.

      (3) Any Party may change its address for receiving notice by giving notice of a new address in the manner provided herein.

 . This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no conditions, warranties, representations or other agreements between the parties in connection with the subject matter of this Agreement (whether oral or written, express or implied, statutory or otherwise) except as specifically set out in this Agreement.

 .  Time shall be of the essence of this Agreement.

 . If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct.

 . This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable therein, and each Party hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of such province and all courts competent to hear appeals therefrom.

 . A waiver of any default, breach or non-compliance under this Agreement is not effective unless in writing and signed by the Party to be bound by the waiver. No waiver shall be inferred from or implied by any failure to act or delay in acting by a Party in respect of any default, breach or non-observance or by anything done or omitted to be done by the other Party. The waiver by a Party of any default, breach or non-compliance under this Agreement shall not operate as a waiver of that Party's rights under this Agreement in respect of any continuing or subsequent default, breach or non-observance (whether of the same or any other nature).

 . This Agreement may not be assigned by any Party without the prior written consent of the other Parties. This Agreement shall be binding upon the parties hereto, and their successors and permitted assigns.

 . This Agreement may be executed in any number of counterparts, by facsimile or otherwise, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first written above.

                         PLAYSTAR WYOMING HOLDING CORP.


                         By: /s/ JOSEPH ALVES
                            ----------------------------------




                         CYBERSTATION LIMITED

                         By: /s/ ALICIA DA CONCEICAO
                            ----------------------------------